UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 13, 2025
Meta Platforms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Meta Way, Menlo Park, California 94025
(Address of principal executive offices and Zip Code)

(650) 543-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000006 par value	META	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Meta Platforms, Inc. (the "Company") maintains a Bonus Plan (the "Bonus Plan") that provides variable cash incentives, payable annually, which are designed to motivate its executive officers to focus on company priorities and to reward them for company results and achievements. Payouts under the Bonus Plan are calculated by multiplying (a) each executive officer's base eligible earnings times his or her target bonus percentage and (b) the company performance percentage approved by the Compensation, Nominating & Governance Committee (the "CNGC") of the Company's Board of Directors for the relevant annual performance period.

On February 13, 2025, the CNGC approved an increase in the target bonus percentage under the Bonus Plan for each of the Company's named executive officers (other than its Chief Executive Officer (the "CEO")) from 75% of each such named executive officer's base salary to 200% of each named executive officer's base salary, effective beginning with the 2025 annual performance period under the Bonus Plan. The CNGC analyzes market data for executive compensation at least annually, including based on input from its independent compensation consultant. In approving this increase, the CNGC considered that the target total cash compensation for the named executive officers (other than the CEO) was at or below the 15th percentile of the target total cash compensation of executives holding similar positions at the peer group of companies that the Company benchmarks against for executive compensation purposes (the "Peer Group Target Cash Compensation"). Following this increase, the target total cash compensation for the named executive officers (other than the CEO) falls at approximately the 50th percentile of the Peer Group Target Cash Compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META PLATFORMS, INC.

Date:	February 20, 2025	By:	/s/ Katherine R. Kelly
		Name:	Katherine R. Kelly
		Title:	Vice President and Corporate Secretary